Q4 2014 Investor Presentation

Q4 2014 Investor Presentation 2

2012 2013 2014F 2015F Revenue $2.7B* $2.2B 2014 Forecasted Revenue 2012 2013 2014F 2015F Adjusted EBITDA $150M* Q4 2014 Investor Presentation 3

Q4 2014 Investor Presentation 4 • • • • • • •

OUTSOURCING SOLUTIONS 1 • • • • • Q4 2014 Investor Presentation 5 STAFFING SOLUTIONS • • • • •

Q4 2014 Investor Presentation 6

STRONG GROWTH MARKETS

Compelling market trends driving growth

U.S. Industrial Staffing Market

2010- 2013

9% CAGR

$40B BY 2017

Source: Staffing Industry Analysts and TrueBlue estimates

Early economic cycle

Industry Highlights

Businesses increasing use of variable workforce

- Temporary jobs added at twice the rate of prior recoveries
- Industrial Staffing has grown 8.5% annually since 2010

Expansive blue-collar job growth & replacement needs

- Industrial jobs hold four spots in the Top 10 major job openings list
- Talent shortage, ability to manage costs, and increased regulation driving more businesses to staffing

Outsourcing on the rise

U.S. Outsourcing Market

2010- 2013

14% CAGR

$20B BY 2017

Source: Staffing Industry Analysts, Everest Group, IBISWORLD, TrueBlue estimates

Late economic cycle

Industry Highlights

Use of RPO surges on recruiting challenges

- Frees up client to focus on core competencies
- Streamlining the recruitment process reduces costs
- Reduces time to fill
- Improves the quality of hire
- Ensures compliance across all talent acquisition

Businesses increasing use of Managed Service Providers (MSP)

Ensuring companies get the most value, including flexibility, productivity and skill access from its suppliers

Q4 2014 Investor Presentation 7

TRUEBLUE

Construction Manufacturing Transportation Logistics In d u s tr y D y n a m ic s • • • • • • • • • • • • 21% $525M 28% $675M 10% $250M 7% $175M Residential Construction on the Rise Industrial Production in a Growth Cycle Driver Shortage Logistics At New Peak Q4 2014 Investor Presentation 8 Source: U.S. Census Bureau; Moody's Analytics Source: The American Trucking Association Source: U.S. Board of Governors of the Federal Reserve System (FRB); Moody's Analytics (ECCA) Forecast Actuals Forecast Millions Millions Actuals Forecast Index Millions Source: Bureau of Labor Statistics 1 The American Trucking Association

Q4 2014 Investor Presentation 9 • • • • • • • • • • •

Q4 2014 Investor Presentation 10 GROW MARKET LEADERSHIP Strategy Produces Results Strategy Increases Growth Opportunities • • • • • 1996 General Labor On Demand 2004-2005 Manufacturing & Skilled Construction Trades Staffing 2007-2008 Transportation & Logistics Staffing 2010-2013 Expand Geographic Reach Source: Staffing Industry Analysts, Moody’s economic forecasts, TrueBlue estimates 2014 Outsourcing Solutions

Q4 2014 Investor Presentation 11 • • • • • Benefits of Expansion On-Premise Workforce Management Recruitment Process Outsourcing Managed Service Provider 1 Source: International Data Corporation

Q4 2014 Investor Presentation 12 Technology Enabled Service Delivery and Processes Technology and Efficiency Yields Value • • • Electronic pay Mobile Dispatch Online Recruiting Process Centralization Innovation Driving More Business Efficiency Online Recruiting • • Process Centralization • •

Q4 2014 Investor Presentation 13 Strategic Focus • • • • • Results • • • Strategic Fit Limited Enterprise Risk Culture Return on Investment

2015 OUTLOOK

Amounts in millions except per share data. Certain amounts may not sum or recalculate due to rounding.

	Legacy TrueBlue	Outsourcing Solutions (Seaton)	TrueBlue Total
Revenue	$ 1,900	$ 770	$ 2,670
Organic Revenue Growth	6%	10%	8%
Total Revenue Growth	6%	16%	22%
Adjusted EBITDA[1]	$ 110	$ 40	$ 150
Adjusted EBITDA[1] %	5.8%	5.2%	5.6%
Adjusted EBITDA[1] Growth			27%
Non-recurring Integration Costs			2
EBITDA[1]			148
Depreciation and Amortization			40
Income from Operations			108
Interest Expense, Net			3
Income before Taxes			105
Provision for Income Taxes			42
Net Income			$ 63
Earnings per Share			$ 1.51
Adjusted Earnings per Share[1]			$ 1.54
Capital Expenditures			$ 20

[1] EBITDA, Adjusted EBITDA, and Adjusted Earnings per Share are non-GAAP terms. Adjusted EBITDA and Adjusted EPS excludes $2 million of non-recurring integration costs related to the Seaton acquisition. See reconciliation slides in this presentation for additional important disclosures.

For simplicity, point estimates have been provided for 2015. These estimates should not be interpreted as a sign of increased visibility or precision in our ability to forecast since a fundamental value proposition is the contingent nature of our services allowing customers, on short notice, to adjust their use of our services.

Q3 2014 Earnings Results | Oct. 23, 2014 14

TRUEBLUE

Q4 2014 Investor Presentation 15 • • • • • • •